DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C4259-2004

FEB 2 0 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DESITV.COM, INC.
2. Resident Agent Name and Street Address:	CSC SERVICES OF NEVADA, INC. Name 502 E JOHN ST. — CARSON CITY (City), NEVADA 89706 (Zip Code) Street Address Optional Mailing Address — City — State — Zip Code
3. Shares:	Number of shares with par value: 50,000,000 common 10,000,000 preferred — Par value: $ .001 — Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees:	1. SYEDA J. MANSUR Name 233 WILSHIRE BLVD., SUITE 930 — SANTA MONICA (City) — CA (State) — 90401 (Zip Code) Street Address 2. ____ Name Street Address — City — State — Zip Code 3. ____ Name Street Address — City — State — Zip Code
5. Purpose:	The purpose of this Corporation shall be: MEDIA AND ENTERTAINMENT SERVICES
6. Names, Address and Signature of Incorporator:	C. WOODGATE (Name) — [signature] (Signature) 502 E JOHN STREET (Address) — CARSON CITY (City) — NV (State) — 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: [signature] Authorized Signature of R.A. or On Behalf of R.A. Company — FEBRUARY 20, 2004 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

2/20/2004 3:01:09 PM $312.00
BB C2004... -0483